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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2001

OPTIO SOFTWARE, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	333-89181 (Commission File Number)	58-1435435 (I.R.S. Employer Identification Number)

Windward Fairways II, 3015 Windward Plaza, Alpharetta, Georgia 30005
(Address, Including Zip Code, of Principal Executive Offices)

(770) 576-3500
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

    On July 3, 2001, Optio Software, Inc. ("Optio") announced the appointment of Warren K. Neuburger as its new Chief Executive Officer. Mr. Neuburger assumes the role of Chief Executive Officer previously held by Mr. C. Wayne Cape, Optio's founder and Chairman of the Board of Directors. Additionally, Mr. Neuburger will continue to serve as Optio's President and Chief Operating Officer. Mr. Cape will continue to serve as Chairman of Optio.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIO SOFTWARE, INC.
By:	/s/ F. BARRON HUGHES F. Barron Hughes Chief Financial Officer and Secretary

Dated: July 3, 2001

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  ITEM 5. OTHER EVENTS.
SIGNATURES